EXHIBIT 10

OPERATING AGREEMENT

This Operating Agreement, dated June 17, 2010, is by and among China Forestry, Inc., a Nevada corporation (“CHFY”), Financial International (Hong Kong) Holdings Co. Ltd., a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“FIHK”); LIU, Shengli, the owner of 60% of the outstanding share capital of FIHK (“Liu”), and LI, Bin, the owner of 40% of the outstanding share capital of FIHK (“Li”) (Liu and Li collectively being the “Shareholders”), and Hanzhong Hengtai Bio-Tech Limited, a company organized and existing under the laws of the People’s Republic of China (“Hengtai”); FIHK and Hengtai being hereinafter referred to as the “FIHK Companies.”

WHEREAS, CHFY, FIHK, the Shareholders and Hengtai entered into a Share Exchange Agreement, dated June 10, 2010 (the “Share Exchange Agreement), providing for CHFY to acquire one hundred percent (100%) of all of the issued and outstanding share capital of FIHK from the Shareholders in a transaction intended to qualify as a tax-free exchange pursuant to sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, pursuant to an exchange for One Hundred Million (100,000,000) shares of newly issued common stock of CHFY and a Convertible Note in the principal amount of $1.0 million, which note is convertible into 68,000,000 shares of common stock of CHFY, having the terms and conditions set forth in exhibit A to the Share Exchange Agreement (the “Convertible Note”).

WHEREAS, at the closing of the contemplated exchange transaction, Hengtai has agreed to provide CHFY with a cash payment in the amount of $50,000, which CHFY will use to repay outstanding indebtedness.

WHEREAS, CHFY and the Shareholders desire CHFY to operate its subsidiary Jin Yuan Global Ltd., a limited liability corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Jin Yuan Global”), for at least 90 days after the closing of the share exchange and during this period of time evaluate whether JinYuan Global will continue to be a part of the entities that are merged pursuant to the Share Exchange Agreement, all in accordance with the SEC’s shell company rules.

WHEREAS, the Board of Directors of CHFY has determined in the exercise of its reasonable business judgment that CHFY shall continue to operate Jin Yuan Global for at least 90 days after the closing in order to determine whether, as a business matter, Jin Yuan Global fits within CHFY’s business plan, and, if not, whether CHFY should dispose of the operating subsidiary to a third party.

WHEREAS, CHFY and the Shareholders have agreed that CHFY shall operate Jin Yuan Global in the ordinary course of business after the Closing for at least 90 days.

WHEREAS, the parties have agreed that any incremental costs associated with auditing Jin Yuan Global after the closing shall be borne by CHFY.

NOW, THEREFORE, it is mutually agreed by the parties as follows:

1.
Operation of Jin Yuan Global Post-Closing.  CHFY, the Shareholders and FIHK hereby agree that CHFY shall operate Jin Yuan Global in the ordinary course of business after the Closing of the Share Exchange Agreement for a period of at least 90 days to enable the Board of Directors of CHFY to determine whether Jin Yuan Global fits in the business plan of CHFY or should be disposed of.

2.
Certain Incidental Costs Associated With Operating Jin Yuan Global.  CHFY, the Shareholders and FIHK hereby agree that any costs associated with auditing Jin Yuan Global that may arise after the Closing of the Share Exchange Agreement shall be borne by CHFY.

3.	Governing Law. This Operating Agreement shall be governed and construed in accordance with the laws of the state of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the date first written above.

CHINA FORESTRY, INC.			HANZHONG HENGTAI BIO-TECH LIMITED

By	/s/ Tian, Yuan	By	/s/ SHAO ZHENHENG
	TIAN, Yuan		Shao Zhenheng
	Chief Executive Officer		Legal Representative

FINANCIAL INTERNATIONAL (HONG KONG) HOLDINGS COMPANY LIMITED

By	/s/ Liu, Shengli
LIU, Shengli
Sole Director

LIU, Shengli

By	/s/ Liu, Shengli
LIU, Shengli
Owner of 60% of the outstanding share capital of Financial International (Hong Kong) Holdings Company Limited

LI, Bin

By	/s/ Li, Bin
LI, Bin
Owner of 40% of the outstanding share capital of Financial International (Hong Kong) Holdings Company Limited